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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              -------------------

                                    FORM 8-K

                              -------------------


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



              September 30, 1999                                000-05667
-----------------------------------------------          ----------------------
Date of Report (Date of earliest event reported)         Commission File Number



                            SEAL HOLDINGS CORPORATION
             (Exact name of registrant as specified in its charter)




             Delaware                                    64-0769296
---------------------------------        --------------------------------------
(State or other jurisdiction of         (I.R.S. Employer Identification Number)
 incorporation or organization)

                        5601 N. Dixie Highway, Suite 411
                         Fort Lauderdale, Florida 33334
              ----------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)



                                 (954) 771-5402
              ----------------------------------------------------
              (Registrant's telephone number, including area code)



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Item 2.    Acquisition or Disposition of Assets.

Summary of Disposition of Assets

On September 30, 1999, Seal Holdings Corporation, a Delaware corporation ("Seal" or "the Company") completed a transaction pursuant to which its wholly-owned subsidiary, OH, Inc. (a Florida corporation which, through its subsidiaries, owns, operates and manages a comprehensive outpatient medical, diagnostic and surgical facility and physician practice business located in Fort Lauderdale, Florida ("OHI")), became a wholly-owned subsidiary of Oakridge Outpatient Center, Inc., a corporation beneficially owned by an investor group comprised of certain members of the Company's subsidiaries' management. OHI's business constituted the only active business operations of the Company. The Company has no ownership interest in Oakridge Outpatient Center, Inc.

OHI was merged into the surviving company for a nominal payment and assumption by the surviving company of all liabilities of OHI and its subsidiaries, after presentation to the Company of an offer whereby the investor group would invest working capital in the surviving company in addition to receiving limited supplemental loans directly from an affiliate of the Company's principal shareholder, M. Lee Pearce, M.D. ("Dr. Pearce"). In connection with the transaction (and as more fully described below), the Company will receive 79% of certain adjusted litigation proceeds, if any, that may arise in respect of certain claims which may be initiated by or on behalf of OHI or any of its subsidiaries after September 30, 1999.

The Company continues to focus its resources on acquisitions of companies which provide services in health care and life sciences (with particular interest in information technology companies with Internet applications) and is currently pursuing several potential investments. In support of its acquisition program, Dr. Pearce, the Company's principal shareholder, has agreed to provide Seal with funding of up to $10 million for future acquisitions and operations as approved by the Board of Directors. Dr. Pearce owns approximately 93% of the outstanding Class A common shares of Seal and 100% of the outstanding Class B common shares of Seal, which elects a majority of the Board of Directors. The Company previously announced that it has retained Benedetto Gartland & Company, an investment banking firm based in New York, to assist in the identification, evaluation and financing of any potential transactions. The Company has not consummated any such acquisition to date. There can be no assurance that the Company will be able to identify, attract, finance, or consummate any such transactions. Any financing activities by the Company could result in substantial dilution of existing equity positions and increased interest expense. Transaction costs to the Company in connection with any such activities may also be significant.

Details of Disposition of Assets

Pursuant to an Agreement and Plan of Merger, dated as of September 30, 1999 (the "Merger Agreement"), among Seal, OHI, Oakridge Outpatient Center, Inc., a Florida corporation ("Parent"), and OH Acquisition Corp., a Florida corporation and a wholly-owned subsidiary of Parent (the "Disappearing Corporation"), the Disappearing Corporation was merged with and into OHI (the "Merger").

Pursuant to the Merger (and as more fully described in the Merger Agreement), all of the outstanding capital stock of OHI held by the Company was converted into One Dollar and 79% of the "Adjusted Proceeds" (as defined in the Merger Agreement) if and when actually received by Parent or OHI (or any of their respective subsidiaries) after September 30, 1999 in settlement of or awarded as damages of any nature arising from any claim asserted by or on behalf of OHI (or any of its subsidiaries) after September 30, 1999 relating to unfair competition or trade practices, anti-competitive conduct, interference or other tortious conduct which OHI or any of its subsidiaries may have suffered or experienced prior to September 30, 1999. As more fully described in the Merger Agreement, the term "Adjusted Proceeds" takes into account the payment of certain amounts required to be paid by OHI to parties other than Seal, including, without limitation, certain litigation expenses associated with any such claim, certain damages or awards which OHI or any of its subsidiaries may have to pay in connection with any such claim, certain loans, capital contributions and other funds advanced to OHI or its subsidiaries, certain indebtedness attributable to accrued rent, and 5% of the first Twenty Million Dollars of litigation proceeds which are in excess of certain litigation expenses.

The Company has no right to initiate, prosecute or pursue any such claim, to make any effort to maximize or collect the proceeds, if any, therefrom, or to cause any person to take any such action. No other person is obligated to take any such action. If any such claim is brought, there can be no assurance that any proceeds will result therefrom. In addition, if proceeds from any such claim are received by Parent or OHI (or any of their respective subsidiaries), there can be no assurance that such proceeds will be in an amount large enough to require any payment to the Company under the Merger Agreement.

All of the outstanding capital stock of Parent is held by Gary Matzner, Rudy Noriega and Doyle Campbell, M.D. Immediately prior to the Merger, Mr. Matzner was OHI's general counsel, Mr. Noriega was OHI's president and Dr. Campbell was a physician employee of a subsidiary of OHI.

Dr. Pearce is the majority stockholder and Chairman of the Board of Directors of the Company. Dr. Pearce also owns, directly or indirectly, a number of entities from which OHI or its subsidiaries have leased and continue to lease office space.

The terms of the Merger were the result of arms-length negotiations between the parties. The foregoing description of the Merger is qualified in its entirety by reference to the Merger Agreement filed as an exhibit to this 8-K.



Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(b) The following unaudited pro forma condensed consolidated financial statements are filed with this report:

    Pro Forma Condensed Consolidated Balance Sheet - As of June 30, 1999

         Pro Forma Condensed Consolidated Statements of Operations - Year ended December 31, 1998 and six months ended June 30, 1999

         The Pro Forma Condensed Consolidated Balance Sheet of Seal as of June 30,1999 reflects the financial position of the Company after giving effect to the disposition of assets described in Item 2. It assumes that the transaction took place as of January 1, 1998. The Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 1998 and the six months ended June 30, 1999 assume that the transaction occurred on January 1, 1998. The unaudited pro forma condensed consolidated financial statements have been prepared by the Company based upon assumptions deemed proper by it. The unaudited pro forma condensed consolidated financial statements presented herein are shown for illustrative purposes only and are not necessarily indicative of the financial position or results of operations of the Company that would have actually occurred had the transaction been in effect as of the date or for the periods presented. In addition, it should be noted that the Company's historical financial statements will reflect the disposition only from September 30, 1999, the effective date of the Merger.

                   SEAL HOLDINGS CORPORATION AND SUBSIDIARIES

       PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET AS OF JUNE 30, 1999
                                   (Unaudited)

                                                                                  Pro Forma
                                                                Historical     Adjustments (1)    Pro Forma
                                                                ----------     ---------------    ---------
  ASSETS
  Current assets
      Cash and cash equivalents                                $   547,653      $   545,075      $     2,578
      Accounts receivable, net                                   1,385,551        1,385,551               --
      Inventory                                                    182,618          182,618               --
      Prepaid expenses and other current assets                    396,210          349,960           46,250
      Due from affiliates                                           20,930           20,930               --
                                                               -----------      -----------      -----------

  Total current assets                                           2,532,962        2,484,134           48,828

  Deposits                                                         144,785          144,785               --
  Notes receivable from employees                                  123,689          123,689               --
  Property and equipment, net                                   12,260,330       12,094,660          165,670
  Investment in Camber                                           1,845,245               --        1,845,245
  Other assets                                                     210,692          210,692               --
                                                               -----------      -----------      -----------

  Total assets                                                 $17,117,703      $15,057,960      $ 2,059,743
                                                               ===========      ===========      ===========

LIABILITIES AND SHAREHOLDERS EQUITY
Current liabilities:
   Accounts payable                                            $   819,200      $   717,326      $   101,874
   Accrued professional fees                                       617,904          418,623          199,281
   Accrued compensation and related liabilities                    732,183          732,183               --
   Due to affiliates                                               940,323          940,323               --
   Notes payable to affiliates                                   4,478,000        4,478,000               --
   Short-term note payable                                         306,972          306,972               --
   Current portion of capital lease obligations and loans          965,748          965,748               --
   Other liabilities                                               260,435          260,435               --
                                                               -----------      -----------      -----------
Total current liabilities                                        9,120,765        8,819,610          301,155

Obligations under capital leases and loans, less
    current portion                                              4,196,202        4,196,202               --
                                                               -----------      -----------      -----------
Total liabilities                                               13,316,967       13,015,812          301,155

Shareholder's equity:
Total shareholder's equity                                       3,800,736        2,042,148        1,758,588
                                                               -----------      -----------      -----------
Total liabilities and shareholders' equity                     $17,117,703      $15,057,960      $ 2,059,743
                                                               ===========      ===========      ===========


(1) Consists of adjustments necessary to reflect the disposition of OHI as if the transaction had occurred on January 1, 1998.

Seal Holdings Corporation and Subsidiaries

            Pro Forma Condensed Consolidated Statements of Operations
                      For the Year Ended December 31, 1998

                                                                            Pro Forma
                                                        Historical       Adjustments (2)      Pro Forma
                                                        ----------       ---------------      ---------
                                                                           (Unaudited)       (Unaudited)
Revenues:
  Net patient service revenue                         $  2,144,013       $  2,144,013       $         --
  Premium revenue                                          950,620            950,620                 --
  Interest income                                           57,127             31,861             25,266
                                                      ------------       ------------       ------------
Total revenues                                           3,151,760          3,126,494             25,266
                                                      ------------       ------------       ------------

Expenses:
  Salaries and benefits                                  6,517,982          5,867,356            650,626
  Professional fees                                      2,102,762          1,705,682            397,080
  Supplies                                                 322,026            296,649             25,377
  Rent                                                     434,235            368,162             66,073
  Other operating expenses                                 578,198            578,198                 --
  Depreciation                                             131,318            117,588             13,730
  Selling, general and administrative                    1,499,256          1,271,334            227,922
  Provision for bad debts                                  324,655            324,655                 --
  Interest                                                  21,444             21,444                 --
                                                      ------------       ------------       ------------
  Total expenses                                        11,931,876         10,551,068          1,380,808
                                                      ------------       ------------       ------------

Net loss                                              $ (8,780,116)      $ (7,424,574)      $ (1,355,542)
                                                      ============       ============       ============

Loss per common share:
   Basic and diluted                                  $      (0.28)      $      (0.23)      $      (0.04)
                                                      ============       ============       ============
   Pro forma weighted average shares outstanding        31,726,744         31,726,744         31,726,744
                                                      ============       ============       ============


(2) Consists of adjustments necessary to reflect the disposition of OHI as if the transaction had occurred on January 1, 1998.

         On December 21, 1998, Seal (which for periods prior to April 2, 1999 is referred to herein as the "Acquiree") and OHI, entered into an Agreement and Plan of Exchange which became effective on April 2, 1999, whereby 100% of the outstanding common stock of OHI was exchanged for 91% of the outstanding common stock of the Acquiree. Accordingly, the acquisition was treated for financial reporting purposes as a reverse acquisition in the financial statements which were filed in the Company's June 30, 1999 report on Form 10-Q, with OHI (the "Acquirer") as the accounting acquirer.

         As a result of the aforementioned transaction, the historical December 31, 1998 Statement of Operations contained herein is that of OHI, the accounting acquirer, even though the Company elected to use the name Seal Holdings Corporation for periods subsequent to the effective date of the reverse acquisition. Earnings per share for the periods presented have been restated to reflect the number of shares outstanding at June 30, 1999.

                   Seal Holdings Corporation and Subsidiaries

            Pro Forma Condensed Consolidated Statements of Operations
                     For the Six Months Ended June 30, 1999
                                   (Unaudited)

                                                                          Pro Forma
                                                        Historical      Adjustments (3)       Pro Forma
                                                        ----------      ---------------       ---------
Revenues:
  Net patient service revenue                         $  3,861,690       $  3,861,690       $       --
  Premium revenue                                          560,530            560,530               --
  Interest income                                           17,262             17,262               --
                                                      ------------       ------------       ------------
Total revenues                                           4,439,482          4,439,482               --
                                                      ------------       ------------       ------------

     Expenses:
  Salaries and benefits                                  7,130,082          6,824,510            305,572
  Professional fees                                      1,589,429          1,173,208            416,221
  Supplies                                                 828,134            825,227              2,907
  Rent                                                     998,933            973,915             25,018
  Other operating expenses                                 835,249            835,249               --
  Depreciation                                             638,195            630,963              7,232
  Selling, general and administrative                    1,315,515          1,122,519            192,996
  Provision for bad debts                                  646,248            646,248               --
  Interest                                                 274,484            274,484               --
                                                      ------------       ------------       ------------
  Total expenses                                        14,256,269         13,306,323            949,946
                                                      ------------       ------------       ------------

  Net loss                                            $ (9,816,787)      $ (8,866,841)      $   (949,946)
                                                      ============       ============       ============

Loss per common share:
   Basic and diluted                                  $      (0.31)      $      (0.28)      $      (0.03)
                                                      ============       ============       ============
   Pro forma weighted average shares outstanding        31,726,744         31,726,744         31,726,744
                                                      ============       ============       ============


(3) Consists of adjustments necessary to reflect the disposition of OHI as if the transaction had occurred on January 1, 1998. Earnings per share for the periods presented have been restated to reflect the number of shares outstanding at June 30, 1999.

(c)      Exhibits

2.1 Agreement and Plan of Merger, dated as of September 30, 1999, by and among OH, Inc., Seal Holdings Corporation, Oakridge Outpatient Center, Inc., and OH Acquisition Corp.

2.2 Articles of Merger of OH Acquisition Corp. into OH, Inc., filed on September 30, 1999.

99.2     Funding Commitment by Dr. Pearce












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

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            SEAL HOLDINGS CORPORATION


                                            By:  /s/ Cecilio M. Rodriguez
                                                 --------------------------
                                                 Cecilio M. Rodriguez
                                                 Treasurer

Dated:    October 15, 1999








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